Exhibit 99.1

Werner Enterprises Reports Third Quarter 2023 Results

Third Quarter 2023 Highlights (all metrics compared to third quarter 2022)

•Total revenues of $817.7 million, down 1%
•Operating income of $37.9 million, down 50%; non-GAAP adjusted operating income of $41.9 million, down 47%
•Operating margin of 4.6%, down 460 basis points; non-GAAP adjusted operating margin of 5.1%, down 450 basis points
•Diluted EPS of $0.37, down 57%; non-GAAP adjusted diluted EPS of $0.42, down 53%

OMAHA, Neb., November 1, 2023 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the third quarter ended September 30, 2023.

“Despite a continued challenging economic backdrop and soft freight market, in the third quarter 2023, we grew total revenue net of fuel year-over-year led by our Logistics segment that grew revenues for the 12th-straight quarter, and our Dedicated business that remained steady with near-flat year-over-year revenue-per-truck,” said Derek J. Leathers, Chairman, President and CEO. “Pricing and margin pressures persist in Logistics, while soft freight demand has reduced overall fleet size in Truckload Transportation Services (“TTS”) and we are seeing lower equipment gains. Offsetting these impacts and ongoing inflationary headwinds are certain moderating expense categories from our cost saving efforts. Our results continue to reflect a business model that is durable, diversified and resilient despite an extraordinary and extended down cycle. The combination of our talented associates, cycle-tested management team, scale, reputation, and innovation positions us well to navigate, grow and expand margin as the freight market strengthens.”

Total revenues for the quarter were $817.7 million, a decrease of $9.9 million compared to the prior year quarter, due to a $49.7 million decrease in TTS revenues, partially offset by Logistics revenues growth of $43.1 million or 23% including the ReedTMS acquisition. The TTS revenue decline was largely due to $28.4 million lower fuel surcharge revenues. Net of fuel surcharges, consolidated total revenues grew during the quarter by $18.6 million or 3%.

Operating income of $37.9 million decreased $38.4 million, or 50%, while operating margin of 4.6% decreased 460 basis points. On a non-GAAP basis, adjusted operating income of $41.9 million decreased $37.6 million, or 47%. Adjusted operating margin of 5.1% declined 450 basis points from 9.6% for the same quarter last year.

TTS operating income decreased by $35.3 million, and TTS adjusted operating income decreased by $34.7 million. Logistics operating income decreased $3.1 million and adjusted operating income decreased by $2.5 million. Corporate and Other (including driving schools) operating income remained flat.

Werner Enterprises, Inc. - Release of November 1, 2023

Net interest expense of $6.9 million increased $4.5 million primarily due to higher interest rates for variable rate debt and an increase in average debt outstanding. The effective income tax rates during the the third quarter and year to date 2023 were 23.0% and 24.3%, respectively.

During third quarter 2023, we had net losses on our strategic investments of $0.1 million compared to net gains of $0.1 million in third quarter 2022. Consistent with prior reporting, increases or decreases to the values of these strategic investments are adjusted out for determining non-GAAP adjusted net income and non-GAAP adjusted earnings per share.

Net income attributable to Werner of $23.7 million decreased 57%. On a non-GAAP basis, adjusted net income attributable to Werner of $26.6 million decreased 53%. Diluted EPS of $0.37 decreased 57%. On a non-GAAP basis, adjusted diluted EPS of $0.42 decreased 53%.

Key Consolidated Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands, except per share amounts)	2023	2022	Y/Y Change	2023	2022	Y/Y Change
Total revenues	$817,744	$827,606	(1)%	$2,461,554	$2,428,487	1%
Truckload Transportation Services revenues	572,195	621,866	(8)%	1,730,717	1,793,899	(4)%
Werner Logistics revenues	230,252	187,138	23%	683,470	580,007	18%
Operating income	37,900	76,261	(50)%	138,484	234,695	(41)%
Operating margin	4.6%	9.2%	(460) bps	5.6%	9.7%	(410) bps
Net income attributable to Werner	23,704	55,051	(57)%	88,809	181,090	(51)%
Diluted earnings per share	0.37	0.86	(57)%	1.39	2.79	(50)%
Adjusted operating income (1)	41,851	79,453	(47)%	150,499	243,247	(38)%
Adjusted operating margin (1)	5.1%	9.6%	(450) bps	6.1%	10.0%	(390) bps
Adjusted net income attributable to Werner (1)	26,626	57,226	(53)%	98,113	176,324	(44)%
Adjusted diluted earnings per share (1)	0.42	0.90	(53)%	1.54	2.72	(43)%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $572.2 million decreased $49.7 million; Trucking revenues, net of fuel surcharges, decreased 4%
•Operating income of $38.8 million decreased $35.3 million; non-GAAP adjusted operating income of $41.6 million decreased $34.7 million due to a lower rate per mile in One-Way Truckload, smaller overall fleet size, and lower gains on the sale of property and equipment
•Operating margin of 6.8% decreased 510 basis points from 11.9%
•Non-GAAP adjusted operating margin, net of fuel surcharges, of 8.5% decreased 640 basis points from 14.9%
•Average segment trucks in service totaled 8,226, a decrease of 287 trucks year over year, or 3%
•Dedicated unit trucks at quarter end totaled 5,260, or 64% of the total TTS segment fleet, compared to 5,430 trucks, or 63%, a year ago
•Average revenues per truck per week, net of fuel surcharges, decreased 0.9% for TTS and decreased 0.4% for Dedicated

During third quarter 2023, Dedicated experienced modest net reduction in fleet, down 2.0% year over year and down 0.4% sequentially. Dedicated revenue per truck per week remained nearly unchanged year over year (down 0.4%), and pipeline opportunities remain strong, while seeing delays in implementing price increases with certain customers. One-Way Truckload customer freight demand during third quarter 2023 reflected a softer freight market with year-over-year reductions in rate per mile

Werner Enterprises, Inc. - Release of November 1, 2023

(down 4.8%), fleet size (down 5.8%) and total miles (down 2.7%), despite the second consecutive quarter of higher total miles per truck.

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2023	2022	Y/Y Change	2023	2022	Y/Y Change
Trucking revenues, net of fuel surcharge	$482,169	$503,677	(4)%	$1,462,037	$1,464,246	0%
Trucking fuel surcharge revenues	82,735	111,173	(26)%	247,713	309,629	(20)%
Non-trucking and other revenues	7,291	7,016	4%	20,967	20,024	5%
Total revenues	$572,195	$621,866	(8)%	$1,730,717	$1,793,899	(4)%
Operating income	38,846	74,117	(48)%	134,991	214,214	(37)%
Operating margin	6.8%	11.9%	(510) bps	7.8%	11.9%	(410) bps
Operating ratio	93.2%	88.1%	510 bps	92.2%	88.1%	410 bps
Adjusted operating income (1)	41,648	76,341	(45)%	143,288	220,798	(35)%
Adjusted operating margin (1)	7.3%	12.3%	(500) bps	8.3%	12.3%	(400) bps
Adjusted operating margin, net of fuel surcharge (1)	8.5%	14.9%	(640) bps	9.7%	14.9%	(520) bps
Adjusted operating ratio (1)	92.7%	87.7%	500 bps	91.7%	87.7%	400 bps
Adjusted operating ratio, net of fuel surcharge (1)	91.5%	85.1%	640 bps	90.3%	85.1%	520 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $230.3 million increased $43.1 million, or 23%, including ReedTMS acquisition which closed in November 2022
•Operating income of $2.0 million decreased $3.1 million
•Operating margin of 0.9% decreased 180 basis points from 2.7%
•Adjusted operating income of $3.2 million decreased $2.5 million
•Adjusted operating margin of 1.4% decreased 160 basis points from 3.0%

Truckload Logistics revenues (77% of Logistics revenues) increased 48%, driven by an increase in shipments due to the November 2022 ReedTMS acquisition, partially offset by a decline in revenues per shipment.
Final Mile revenues (12% of Logistics revenues) increased $3.7 million and 16%.

Intermodal revenues (11% of Logistics revenues) decreased 40%, due primarily to lower revenues per shipment and a modest decline in shipments.

Logistics operating income decreased $3.1 million and adjusted operating income decreased $2.5 million in third quarter 2023, due to a competitive freight and rate market in third quarter 2023 despite generally stronger volume and load growth.

Werner Enterprises, Inc. - Release of November 1, 2023

Key Werner Logistics Segment Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2023	2022	Y/Y Change	2023	2022	Y/Y Change
Total revenues	$230,252	$187,138	23%	$683,470	$580,007	18%
Operating expenses:
Purchased transportation expense	194,921	154,960	26%	568,816	478,722	19%
Other operating expenses	33,319	27,033	23%	103,350	74,969	38%
Total operating expenses	228,240	181,993	25%	672,166	553,691	21%
Operating income	$2,012	$5,145	(61)%	$11,304	$26,316	(57)%
Operating margin	0.9%	2.7%	(180) bps	1.7%	4.5%	(280) bps
Adjusted operating income (1)	$3,161	$5,645	(44)%	$15,022	$27,816	(46)%
Adjusted operating margin (1)	1.4%	3.0%	(160) bps	2.2%	4.8%	(260) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in third quarter 2023 was $74.2 million compared to $65.2 million in third quarter 2022, an increase of 14%. Operating cash flow margins improved greater than 100 basis points for third quarter 2023 to 9% of operating revenues and are up 75 basis points year to date 2023 to 14% of operating revenues.

Net capital expenditures in third quarter 2023 were $120.0 million compared to $100.6 million in third quarter 2022, an increase of 19%. We plan to continue to invest in new trucks, trailers and our terminals to improve our driver experience, optimize operational efficiency and more effectively manage our maintenance, safety and fuel costs. The average ages of our truck and trailer fleets were 2.0 years and 5.1 years, respectively, as of September 30, 2023.

Gains on sales of property and equipment in third quarter 2023 were $9.1 million, or $0.11 per share, compared to $21.5 million, or $0.25 per share, in third quarter 2022. Year over year, we sold significantly more trucks and trailers and realized substantially lower average gains per truck and trailer. Gains on sales of property and equipment are reflected as a reduction of Other Operating Expenses in our income statement.

We did not repurchase shares of our common stock in third quarter 2023. As of September 30, 2023, we had 2.3 million shares remaining under our share repurchase authorization.

As of September 30, 2023, we had $43 million of cash and cash equivalents and $1.5 billion of stockholders’ equity. Total debt outstanding was $690 million at September 30, 2023. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of September 30, 2023 of $452 million.

Werner Enterprises, Inc. - Release of November 1, 2023

2023 Guidance Metrics and Assumptions

The following table summarizes our updated 2023 guidance and assumptions:

	Prior (as of 8/3/23)	Actual (as of 9/30/23)	New (as of 11/1/23)	Commentary
TTS truck count from BoY to EoY	(4)% to (2)% (annual)	(5)% (YTD23)	(5)% to (3)% (annual)	•Adjusting One-Way fleet size to adapt to softer freight market
Net capital expenditures	$400M to $450M (annual)	$374M (YTD23)	$425M to $450M (annual)	•Greater pace of refreshing the fleet to reduce average equipment age
TTS Guidance
Dedicated RPTPW* growth	0% to 3% (annual)	1.8% (YTD23)	0% to 3% (annual)	•One fewer working day in 3Q23 vs. 3Q22 negatively impacted year-over-year comparison
One-Way Truckload RPTM* growth	(7)% to (4)% (3Q23 vs. 3Q22)	(4.8)% (3Q23 vs. 3Q22)	(9)% to (7)% (4Q23 vs. 4Q22)	•Stable OWT freight conditions in 4Q, but minimal impact from peak season
* Net of fuel surcharge revenues
Assumptions

•Effective income tax rate of 23.0% and 24.3% in third quarter and year to date 2023, respectively. Expect full year 2023 effective tax rate in the range of 24.0% to 25.0%.
•Average truck age of 2.0 years and average trailer age of 5.1 years as of 9/30/23. Expect average truck and trailer ages of 2.1 years and 5.0 years, respectively, as of 12/31/23.

Werner Enterprises, Inc. - Release of November 1, 2023

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss third quarter 2023 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on November 1, 2023 at approximately 6:00 p.m. CT through December 1, 2023 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 1330561. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2022 revenues of $3.3 billion, an industry-leading modern truck and trailer fleet, nearly 14,000 talented associates and our innovative Werner EDGE technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of November 1, 2023

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
	$	%	$	%	$	%	$	%
Operating revenues	$817,744	100.0	$827,606	100.0	$2,461,554	100.0	$2,428,487	100.0
Operating expenses:
Salaries, wages and benefits	268,054	32.8	264,443	32.0	802,742	32.6	760,078	31.3
Fuel	90,369	11.0	111,985	13.5	259,523	10.5	325,852	13.4
Supplies and maintenance	60,181	7.4	68,009	8.2	193,370	7.9	187,690	7.7
Taxes and licenses	25,852	3.2	25,016	3.0	76,685	3.1	72,640	3.0
Insurance and claims	31,261	3.8	34,501	4.2	104,552	4.2	103,064	4.2
Depreciation and amortization	74,586	9.1	70,397	8.5	223,797	9.1	206,097	8.5
Rent and purchased transportation	224,556	27.5	187,449	22.6	661,866	26.9	569,802	23.5
Communications and utilities	4,555	0.6	3,720	0.5	13,957	0.6	11,427	0.5
Other	430	—	(14,175)	(1.7)	(13,422)	(0.5)	(42,858)	(1.8)
Total operating expenses	779,844	95.4	751,345	90.8	2,323,070	94.4	2,193,792	90.3
Operating income	37,900	4.6	76,261	9.2	138,484	5.6	234,695	9.7
Other expense (income):
Interest expense	8,661	1.1	2,778	0.3	24,716	1.0	6,004	0.3
Interest income	(1,727)	(0.2)	(392)	—	(5,178)	(0.2)	(980)	—
Loss (gain) on investments in equity securities, net	34	—	(114)	—	36	—	(14,403)	(0.6)
Loss from equity method investment	110	—	—	—	954	—	—	—
Other	284	—	77	—	377	—	276	—
Total other expense (income)	7,362	0.9	2,349	0.3	20,905	0.8	(9,103)	(0.3)
Income before income taxes	30,538	3.7	73,912	8.9	117,579	4.8	243,798	10.0
Income tax expense	7,034	0.8	17,987	2.1	28,521	1.2	59,229	2.4
Net income	23,504	2.9	55,925	6.8	89,058	3.6	184,569	7.6
Net loss (income) attributable to noncontrolling interest	200	—	(874)	(0.1)	(249)	—	(3,479)	(0.1)
Net income attributable to Werner	$23,704	2.9	$55,051	6.7	$88,809	3.6	$181,090	7.5
Diluted shares outstanding	63,737		63,782		63,703		64,819
Diluted earnings per share	$0.37		$0.86		$1.39		$2.79

Werner Enterprises, Inc. - Release of November 1, 2023

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	September 30, 2023	December 31, 2022
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$42,754	$107,240
Accounts receivable, trade, less allowance of $10,636 and $10,271, respectively	449,786	518,815
Other receivables	26,417	29,875
Inventories and supplies	17,251	14,527
Prepaid taxes, licenses and permits	7,931	17,699
Other current assets	100,669	74,459
Total current assets	644,808	762,615
Property and equipment	2,952,430	2,885,641
Less – accumulated depreciation	965,540	1,060,365
Property and equipment, net	1,986,890	1,825,276
Goodwill	129,104	132,717
Intangible assets, net	88,994	81,502
Other non-current assets (1)	344,666	295,145
Total assets	$3,194,462	$3,097,255

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$14,659	$—
Accounts payable	129,008	124,483
Current portion of long-term debt	3,750	6,250
Insurance and claims accruals	73,206	78,620
Accrued payroll	48,851	49,793
Accrued expenses	27,719	20,358
Other current liabilities	32,471	30,016
Total current liabilities	329,664	309,520
Long-term debt, net of current portion	686,250	687,500
Other long-term liabilities	52,579	59,677
Insurance and claims accruals, net of current portion (1)	238,080	244,946
Deferred income taxes	336,726	313,278
Total liabilities	1,643,299	1,614,921
Temporary equity - redeemable noncontrolling interest	38,948	38,699
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536 shares issued; 63,390,516 and 63,223,003 shares outstanding, respectively	805	805
Paid-in capital	133,038	129,837
Retained earnings	1,938,694	1,875,873
Accumulated other comprehensive loss	(8,650)	(11,292)
Treasury stock, at cost; 17,143,020 and 17,310,533 shares, respectively	(551,672)	(551,588)
Total stockholders’ equity	1,512,215	1,443,635
Total liabilities, temporary equity and stockholders’ equity	$3,194,462	$3,097,255
(1) Under the terms of our insurance policies, we are the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we have recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of September 30, 2023 and December 31, 2022.

Werner Enterprises, Inc. - Release of November 1, 2023

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Capital expenditures, net	$119,970	$100,649	$374,161	$254,072
Cash flow from operations	74,229	65,189	356,019	322,716
Return on assets (annualized)	3.0%	7.8%	3.8%	9.0%
Return on equity (annualized)	6.1%	15.9%	7.8%	17.7%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Truckload Transportation Services	$572,195	$621,866	$1,730,717	$1,793,899
Werner Logistics	230,252	187,138	683,470	580,007
Other (1)	19,212	18,469	59,089	54,928
Corporate	487	535	1,463	1,402
Subtotal	822,146	828,008	2,474,739	2,430,236
Inter-segment eliminations (2)	(4,402)	(402)	(13,185)	(1,749)
Total	$817,744	$827,606	$2,461,554	$2,428,487
Operating Income (Loss)
Truckload Transportation Services	$38,846	$74,117	$134,991	$214,214
Werner Logistics	2,012	5,145	11,304	26,316
Other (1)	(150)	(1,091)	313	(185)
Corporate	(2,808)	(1,910)	(8,124)	(5,650)
Total	$37,900	$76,261	$138,484	$234,695

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of November 1, 2023

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Chg	2023	2022	% Chg
Truckload Transportation Services segment
Average trucks in service	8,226	8,513	(3.4)%	8,379	8,346	0.4%
Average revenues per truck per week (1)	$4,509	$4,551	(0.9)%	$4,474	$4,499	(0.6)%
Total trucks (at quarter end)
Company	7,905	8,335	(5.2)%	7,905	8,335	(5.2)%
Independent contractor	265	245	8.2%	265	245	8.2%
Total trucks	8,170	8,580	(4.8)%	8,170	8,580	(4.8)%
Total trailers (at quarter end)	27,150	25,825	5.1%	27,150	25,825	5.1%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$175,690	$189,620	(7.3)%	$535,644	$564,553	(5.1)%
Average trucks in service	2,972	3,154	(5.8)%	3,079	3,107	(0.9)%
Total trucks (at quarter end)	2,910	3,150	(7.6)%	2,910	3,150	(7.6)%
Average percentage of empty miles	14.43%	13.00%	11.0%	14.18%	12.39%	14.4%
Average revenues per truck per week (1)	$4,548	$4,624	(1.6)%	$4,460	$4,659	(4.3)%
Average % change YOY in revenues per total mile (1)	(4.8)%	2.5%		(4.4)%	11.7%
Average % change YOY in total miles per truck per week	3.3%	(4.2)%		0.1%	(8.3)%
Average completed trip length in miles (loaded)	564	668	(15.6)%	595	691	(13.9)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$306,479	$314,057	(2.4)%	$926,393	$899,693	3.0%
Average trucks in service	5,254	5,359	(2.0)%	5,300	5,239	1.2%
Total trucks (at quarter end)	5,260	5,430	(3.1)%	5,260	5,430	(3.1)%
Average revenues per truck per week (1)	$4,488	$4,508	(0.4)%	$4,482	$4,404	1.8%
Werner Logistics segment
Average trucks in service	37	54	(31.5)%	36	55	(34.5)%
Total trucks (at quarter end)	41	50	(18.0)%	41	50	(18.0)%
Total trailers (at quarter end)	2,865	2,045	40.1%	2,865	2,045	40.1%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Werner Enterprises, Inc. - Release of November 1, 2023

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$37,900	4.6%	$76,261	9.2%	$138,484	5.6%	$234,695	9.7%
Non-GAAP adjustments:
Insurance and claims (2)	1,433	0.2%	1,365	0.2%	4,207	0.2%	4,007	0.1%
Amortization of intangible assets (3)	2,518	0.3%	1,359	0.2%	7,808	0.3%	4,077	0.2%
Acquisition expenses (4)	—	—%	468	—%	—	—%	468	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$41,851	5.1%	$79,453	9.6%	$150,499	6.1%	$243,247	10.0%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
Non-GAAP Adjusted Net Income Attributable to Werner and Non-GAAP Adjusted Diluted EPS (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted EPS – (GAAP)	$23,704	$0.37	$55,051	$0.86	$88,809	$1.39	$181,090	$2.79
Non-GAAP adjustments:
Insurance and claims (2)	1,433	0.02	1,365	0.02	4,207	0.07	4,007	0.06
Amortization of intangible assets, net of amount attributable to noncontrolling interest (3)	2,346	0.04	1,187	0.02	7,292	0.11	3,561	0.06
Acquisition expenses (4)	—	—	468	0.01	—	—	468	0.01
Loss (gain) on investments in equity securities, net (5)	34	—	(114)	—	36	—	(14,403)	(0.22)
Loss from equity method investment (6)	110	—	—	—	954	0.02	—	—
Income tax effect of above adjustments (7)	(1,001)	(0.01)	(731)	(0.01)	(3,185)	(0.05)	1,601	0.02
Non-GAAP adjusted net income attributable to Werner and non-GAAP adjusted diluted EPS	$26,626	$0.42	$57,226	$0.90	$98,113	$1.54	$176,324	$2.72

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$38,846	6.8%	$74,117	11.9%	$134,991	7.8%	$214,214	11.9%
Non-GAAP adjustments:
Insurance and claims (2)	1,433	0.3%	1,365	0.2%	4,207	0.3%	4,007	0.2%
Amortization of intangible assets (3)	1,369	0.2%	859	0.2%	4,090	0.2%	2,577	0.2%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$41,648	7.3%	$76,341	12.3%	$143,288	8.3%	$220,798	12.3%

Werner Enterprises, Inc. - Release of November 1, 2023

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$533,349	93.2%	$547,749	88.1%	$1,595,726	92.2%	$1,579,685	88.1%
Non-GAAP adjustments:
Insurance and claims (2)	(1,433)	(0.3)%	(1,365)	(0.2)%	(4,207)	(0.3)%	(4,007)	(0.2)%
Amortization of intangible assets (3)	(1,369)	(0.2)%	(859)	(0.2)%	(4,090)	(0.2)%	(2,577)	(0.2)%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$530,547	92.7%	$545,525	87.7%	$1,587,429	91.7%	$1,573,101	87.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2023	2022	2023	2022
	$	$	$	$
Operating revenues – (GAAP)	$572,195	$621,866	$1,730,717	$1,793,899
Less: Trucking fuel surcharge (8)	(82,735)	(111,173)	(247,713)	(309,629)
Operating revenues, net of fuel surcharge – (Non-GAAP)	489,460	510,693	1,483,004	1,484,270
Operating expenses – (GAAP)	533,349	547,749	1,595,726	1,579,685
Non-GAAP adjustments:
Trucking fuel surcharge (8)	(82,735)	(111,173)	(247,713)	(309,629)
Insurance and claims (2)	(1,433)	(1,365)	(4,207)	(4,007)
Amortization of intangible assets (3)	(1,369)	(859)	(4,090)	(2,577)
Non-GAAP adjusted operating expenses, net of fuel surcharge	447,812	434,352	1,339,716	1,263,472
Non-GAAP adjusted operating income	$41,648	$76,341	$143,288	$220,798
Non-GAAP adjusted operating margin, net of fuel surcharge	8.5%	14.9%	9.7%	14.9%
Non-GAAP adjusted operating ratio, net of fuel surcharge	91.5%	85.1%	90.3%	85.1%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$2,012	0.9%	$5,145	2.7%	$11,304	1.7%	$26,316	4.5%
Non-GAAP adjustments:
Amortization of intangible assets (3)	1,149	0.5%	500	0.3%	3,718	0.5%	1,500	0.3%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$3,161	1.4%	$5,645	3.0%	$15,022	2.2%	$27,816	4.8%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income; GAAP operating margin; GAAP net income attributable to Werner; GAAP diluted earnings per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) We accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The Company is appealing this verdict. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident is $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeds the jury verdict amount. We continue to accrue pre-tax insurance and claims expense for interest at $0.5 million per month until such time as the outcome of our appeal is finalized. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment in our Segment Information table.

(3) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe it is indicative of our core operating performance. This item is included in our Truckload Transportation Services and Werner Logistics segments.

(4) We incurred business acquisition-related expenses including legal and professional fees. Acquisition-related expenses are excluded as management believes these costs are not representative of the costs of managing our on-going business. The expenses are included within other operating expenses in our Income Statement and in Corporate operating income in our Segment Information table.

(5) Represents non-operating mark-to-market adjustments for unrealized gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement.

Werner Enterprises, Inc. - Release of November 1, 2023

(6) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our Income Statement.

(7) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effects for 2022 and 2023 have been updated to reflect the annual incremental income tax rates.

(8) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.